Exhibit 23

Consent of Independent Registered Public Accounting Firm

First Bancorp
Southern Pines, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167856 and No. 333-236756) and Form S-8 (No. 333-197115 and No. 333-197114) of First Bancorp of our reports dated February 28, 2023, relating to the consolidated financial statements, and the effectiveness of First Bancorp’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina
February 28, 2023